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                                                                 EXHIBIT 3.1

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 10:00 AM 07/29/1999
    991313174 - 2222565

                 FOURTH RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                       AMERICAN CELLULAR CORPORATION


It is hereby certified that:

      1. (a) The present name of the corporation (hereinafter called the "Corporation") is American Cellular Corporation;

          (b) The name under which the Corporation was originally incorporated is PriCellular Corporation, and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is February 21, 1990.

      2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Section 6 of Article V thereof and by substituting in lieu thereof a new Section 6 of Articles V which is set forth in the Fourth Restated Certificate of Incorporation hereinafter provided for.

      3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Fourth Restated Certificate of Incorporation of American Cellular Corporation without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

      4. The amendment and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

      5. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Fourth Restated Certificate of Incorporation, read as follows:

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                                   ARTICLE I

      The name of the corporation (the "Corporation") is:

                         American Cellular Corporation

                                   ARTICLE II

      The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      The total number of shares of stock which the Corporation shall have authority to issue is five million five hundred thousand (5,500,000), of which five hundred thousand (500,000) shall be Common Stock, $.01 par value, and five million (5,000,000) shall be Preferred Stock, $.01 par value. Four hundred seventy-five thousand (475,000) shares of Common Stock shall be designated voting Class A Common Stock, and twenty-five thousand (25,000) shares of Common Stock shall be designated non-voting Class B Common Stock.

      All shares of Class A Common Stock and Class B Common Stock shall be identical in every respect, except that the non-voting Class B Common Stock shall carry no right to vote for the election of directors, and no right to vote on any matter presented to the stockholders for their vote or approval, except only as the laws of the State of Delaware shall require that voting rights be granted to such non-voting shares.

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      Shares of Class B Common Stock shall be convertible into shares of
Class A Common Stock on a one-for-one basis, subject to appropriate adjustment to reflect any stock split, reverse stock split, stock dividend or other similar change in the Class A Common Stock or Class B Common Stock.

      The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

      The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

      (a) The number of shares constituting that series and the distinctive designation of that series;

      (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

      (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

      (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

      (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

      (h) Any other relative rights, preferences and limitations of that series.

      Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

      If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all

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series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

                                 ARTICLE V

      The Corporation hereby designates the following series of Preferred Stock, which series shall have the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof as set forth below in this Certificate:

      Section 1.  DESIGNATION AND AMOUNT.

      The shares of such series shall be designated as the "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares initially constituting such series shall be 3,250,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; PROVIDED, HOWEVER, that such number may not be decreased below the number of then currently outstanding shares of Series A Preferred Stock. The "Stated Value" per share of the Series A Preferred Stock shall be equal to $100.

      Section 2.  DIVIDENDS AND DISTRIBUTIONS.

           (a) The holders of shares of Series A Preferred Stock, in preference to and in priority over the holders of shares of any stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets, whether upon liquidation, dissolution, winding up or otherwise ("Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends on the Series A Preferred Stock, which shall accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) at the rate per annum of twelve percent (12.0%), compounded quarterly, on the Stated Value (plus all accrued or accumulated but unpaid dividends) of each share of Series A Preferred Stock from the date of original issuance thereof until the redemption of the Series A Preferred Stock pursuant to Section 3 hereof.

           (b) Dividends shall accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable quarterly, in arrears, on the last day of each December, March, June and September (each, a "Dividend Payment Date"). The amount of dividends payable on each Dividend Payment Date shall be determined by applying the rate specified in Section 2(a) from but excluding the immediately preceding Dividend Payment Date (or from but excluding the date of issuance of shares of Series A Preferred Stock with respect to the first dividend period) to and including the Dividend Payment Date. Dividends shall be paid in cash. If the payment date does not occur on a regular Dividend Payment Date, dividends shall be calculated on the basis of the actual number of days elapsed from but excluding the immediately preceding Dividend Payment Date to and including the redemption date or such final distribution date.

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           (c)  To the extend dividends are not paid on a Dividend Payment
Date, all dividends which shall have accrued on each share of Series A Preferred Stock outstanding as of such Dividend Payment Date shall be accumulated dividends.

           (d) Dividends payable on each Dividend Payment Date shall be paid to the record holders of the shares of Series A Preferred Stock as they appear on the books of the Corporation at the close of business on the 10th Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Payment Date, provided that no such record date shall be less than ten (10) not more than sixty (60) calendar days preceding such Dividend Payment Date. For purposes hereof, "Business Day" means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

           (e) Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratably proportional amount of all dividends accruing with respect to each outstanding share of Series A Preferred Stock, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue, whether or not declared, and shall be payable in the same manner and at such times as provided herein with respect to dividends on each outstanding share of Series A Preferred Stock.

           (f) All dividends paid with respect to shares of Series A Preferred Stock pursuant to Section 2(a) shall be paid pro rata to the holders entitled thereto.

           (g) So long as any shares of Series A Preferred Stock are outstanding:

                (i) No dividend or other distribution shall be declared or paid, or set apart for payment on or in respect of, any Junior Stock, either directly or indirectly, whether in cash obligations, shares of the Corporation or other property (other than dividends or distributions payable in shares of Junior Stock or in rights to purchase Junior Stock), nor shall any Junior Stock, or any warrants, rights, calls or options exercisable for or convertible into any Junior Stock, be redeemed, purchased, retired or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any Junior Stock), unless as of such date the Corporation has paid all dividends accrued and payable to date on the Series A Preferred Stock in full and paid all amounts due in respect of its redemption obligations under Section 3; provided that notwithstanding the foregoing, the Company may effect purchases or redemptions pursuant to employee stock subscription agreements with officers and key employees of the Corporation and its subsidiaries.

                (ii) No shares of Series A Preferred Stock shall be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Series A Preferred Stock) by the Corporation unless
(A) the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid for all dividend periods terminating on or prior to the date on which such redemption, purchase or other payment is to occur, or (B) all shares of Series A Preferred Stock are simultaneously redeemed as provided in Section 3 hereof.

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      Section 3.  REDEMPTION.

           (a) The Corporation shall have the right, at its sole option and election, to redeem outstanding shares of Series A Preferred Stock, in whole or in part (pro-rata among the outstanding shares of Series A Preferred Stock) at any time; PROVIDED, HOWEVER, that the Corporation shall not optionally redeem less than $5,000,000 in the aggregate of the stated amount of shares of Series A Preferred Stock at any one time.

           (b) On September 30, 2008, the Corporation shall redeem one-third of the shares of Series A Preferred Stock then outstanding. On September 30, 2009, the Corporation shall redeem one-half of the shares of Series A Preferred Stock then outstanding. On September 30, 2010, the Corporation shall redeem all remaining shares of Series A Preferred Stock then outstanding.

           (c) The redemption price per share for Series A Preferred Stock redeemed on any optional or mandatory redemption date (the "Redemption Price") shall be equal to the Stated Value per share of the shares to be redeemed plus an amount equal to the aggregate dollar amount of all accrued or accumulated and unpaid dividends through the redemption date. The Redemption Price shall be paid in cash from any source of funds legally available therefor.

           (d) Not less than thirty (30) nor more than sixty (60) days prior the redemption date, a notice specifying the time and place of such redemption shall be given by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation (but no failure to mail such notice or any defect therein shall affect the validity of the proceedings for redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose notice was defective), calling upon each such holder of record to surrender to the Corporation on the redemption date at the place designated in such notice such holder's certificate or certificates representing the then outstanding shares of Series A Preferred Stock held by such holder called for redemption. On or after the redemption date, each holder of shares of Series A Preferred Stock called for redemption shall surrender his certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in Section 3(c) above. If the redemption is delayed for any reason, dividends shall continue to accrue on the shares of Series A Preferred Stock, and shall be added in and become a part of the Redemption Price of such shares, until the Redemption Price, as so adjusted, for such shares is paid in full.

     Section 4. REACQUIRED SHARES. Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares upon their cancellation become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Corporation.

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     Section 5.  LIQUIDATION, DISSOLUTION OR WINDING UP.

           (a) If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the Federal bankruptcy laws or any other applicable state of Federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official of the Corporation) or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Junior Stock, unless prior thereto, the holders of shares of Series A Preferred Stock shall have received in cash the Stated Value per share in respect of all outstanding shares plus all accrued or accumulated but unpaid dividends thereon to and including the date fixed for such liquidation.

           (b) No payment on account of any such liquidation, dissolution or winding-up of the Corporation shall be paid to any holder of shares of Series A Preferred Stock unless there shall be paid at the same time to all holders of shares of Series A Preferred Stock proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A Preferred Stock are respective entitled with respect to such distribution.

           (c) After payment of the full amount of the liquidation preference to which the holders of shares of Series A Preferred Stock are entitled under Section 5(a), such holders will not be entitled to any further participation in any distribution of assets of the Corporation.

           (d) Written notice of any liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than fifteen (15) days prior to any payment date stated therein, to the holders of record of the shares of Series A Preferred Stock at their respective addresses as the same shall appear in the records of the Corporation.

           (e) Any voluntary sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with or into one or more other corporations in which the holders of capital stock of the Corporation entitled to vote in the election of directors prior to the consummation of such event own less than 50% of the capital stock of the surviving corporation entitled to vote in the election of directors shall be deemed to be a liquidation, winding-up or dissolution of the Corporation, and the only amounts payable

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to the holders of the Series A Preferred Stock upon any such consolidation, merger or sale of the Corporation shall be the liquidation preference set forth in Section 5(a).

     Section 6.  INFORMATION RIGHTS.

     The Corporation will furnish to each person who, together with its affiliates, holds shares of Series A Preferred Stock having an aggregated Stated Value of at least $5,000,000 the following reports:

           (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, audited consolidated balance sheets of the Corporation as of the end of such fiscal year, and consolidated statements of income and cash flows of the Corporation for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Corporation.

           (b)  As soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Corporation, unaudited balance sheets of the Corporation as of the end of each such quarter, and consolidated statements of income and cash flows of the Corporation for each such quarter, all prepared in accordance with generally accepted accounting principles.

           (c) As soon as practicable after the end of each month, selected monthly financial information concerning the Corporation, including a detailed statement of revenues and expenses and other subscriber, capital expenditure and relevant system information.

           (d) At least ten (10) days prior to submission thereof to the Corporation's Board of Directors for approval, the Company's budget and operating plan (including projected balance sheets and profit and loss and cash flow statements) for each fiscal year.


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     Section 7.  VOTING.

     Except as otherwise required by law, holders of shares of Series A Preferred Stock shall have no voting rights; PROVIDED HOWEVER, that so long as any of the Series A Preferred Stock is outstanding, the Corporation will not authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock (or any security convertible or exchangeable therefor) ranking senior to or pari passu with the Series A Preferred Stock with respect to dividends or liquidation preference or reclassify or modify any Junior Stock such that it ranks senior to or pari passu with the Series A Preferred Stock with respect to dividends or liquidation preference without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series A Preferred Stock then outstanding, voting as a separate class (given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose); and PROVIDED FURTHER, HOWEVER, that the Corporation will not amend, alter or repeal any of the provisions applicable to the Series A Preferred Stock set forth in its Certificate of Incorporation or in this Certificate so as to change adversely
(i) the dividend payable therein, (ii) the amount payable thereon upon liquidation or redemption or (iii) the mandatory redemption provisions applicable thereto, without the affirmative vote or consent of all holders of shares of Series A Preferred Stock then outstanding, voting as a separate class (given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose).

     Each share of Series A Preferred Stock shall have one vote, and each fractional share shall have a corresponding fractional vote.

                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                                   ARTICLE VII

     Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                                   ARTICLE VIII

     Section 1. DIRECTOR'S LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

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     Section 2.  RIGHTS OF INDEMNIFICATION AND PAYMENT OF EXPENSES.

             (a) Each person (and the heir's, executors or administrators of such person) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in subsection (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

             (b) If a claim under subsection (a), of this Section 2 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whose or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

Signed on April 26, 1999.

                                        /s/ James J. Walter, Jr.
                                        ------------------------
                                        James J. Walter, Jr.,
                                        Vice President

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:00 AM 02/25/2000
                                                           001094647-2222565


                             CERTIFICATE OF MERGER

                                       OF

                         AMERICAN CELLULAR CORPORATION

                                      AND

                              ACC ACQUISITION CO.


It is hereby certified that:

     1. The name and state of incorporation of each of the constituent business corporations participating in the merger herein certified are:

          (a) American Cellular Corporation, which is incorporated under the laws of the State of Delaware; and

          (b) ACC Acquisition Co., which is incorporated under the laws of the State of Delaware.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is American Cellular Corporation, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of American Cellular Corporation is to be amended and restated in its entirety by reason of said merger upon the effective date of said merger to read as set forth on EXHIBIT A hereto and said Certificate of Incorporation as so amended and restated shall continue to be the Certificate of Incorporation of the aforesaid surviving corporation until further amended in accordance with the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement and Plan of Merger is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows: 13439 N. Broadway Extension, Suite 200, Oklahoma City, Oklahoma 73114.

     6. A copy of the Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, upon request, and without cost, to any stockholder of either of the aforesaid constituent corporations.


Dated: February 25, 2000


                                        AMERICAN CELLULAR CORPORATION


                                        By: /s/ James J. Walter, Jr.
                                            ------------------------------
                                            Name: James J. Walter, Jr.
                                                  ------------------------
                                            Title: Secretary
                                                   -----------------------

                                   EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         AMERICAN CELLULAR CORPORATION

                                       I.

     The name of the corporation is American Cellular Corporation (the "Corporation").

                                      II.

     The registered office of the Corporation in the State of Delaware is located at Corporation Service Company, in the City of Wilmington, County of New Castle. The name and address of its registered agent is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

                                      III.

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

                                      IV.

     The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) shares of Common Stock with a par value of one cent ($.01) per share.

                                       V.

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended.

                                      VI.

     The Corporation is to have perpetual existence.

                                      VII.

     Elections of Directors need not be by written ballot unless the By-laws of the Corporation so provide.

                                     VIII.

     In furtherance and not in limitation of the powers conferred by the laws of Delaware, the Board of Directors of the Corporation is authorized and empowered to adopt, alter, amend and repeal the By-laws of the Corporation in any manner not inconsistent with the laws of Delaware.

                                      IX.

     (a) Each person (and the heirs, executors or administrators of such person) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in subsection (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately by determined that such director or officer is not entitled to be indemnified under this Article IX or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (b) If a claim under subsection (a) of this Article IX is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     (c) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                       X.

     Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                                      XI.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 11/22/2000
                                                           001589630-2222565

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                      AND
                               REGISTERED OFFICE
                                    *******

     AMERICAN CELLULAR CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of American Cellular Corporation adopted the following resolution on the 21st day of November, 2000.

     Resolved, that the registered office of AMERICAN CELLULAR CORPORATION in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, American Cellular Corporation has caused this statement to be signed by Ronald L. Ripley, its Secretary*, this 21st day of November, 2000.

                                   /s/ Ronald L. Ripley            Secretary
                                   --------------------------------------------
                                   Ronald L. Ripley                   (Title)

*Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.